Exhibit 99.2

PRESS RELEASE

NYSE:  CIM

CHIMERA INVESTMENT CORPORATION
1211 Avenue of the Americas
New York, New York 10036

_________________________________________________________________________________________________
FOR FURTHER INFORMATION

Investor Relations
866-315-9930
www.chimerareit.com

FOR IMMEDIATE RELEASE

CHIMERA INVESTMENT CORPORATION ANNOUNCES INTERNALIZATION OF MANAGEMENT, $250 MILLION STOCK BUY-BACK PLAN INCLUDING IMMEDIATE REPURCHASE OF SHARES FROM ANNALY AND RELEASES 2nd QUARTER 2015 EARNINGS:

●	NET INCOME OF $116 MILLION OR $0.57 PER SHARE

●	CORE EARNINGS OF $109 MI LLION OR $0.53 PER SHARE

●	GAAP BOOK VALUE OF $16.73 PER SHARE

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  New New York – August 5, 2015 – Chimera Investment Corporation (NYSE: CIM) (“Chimera” or the “Company”) and Annaly Capital Management, Inc. (“Annaly”) jointly announced that, effective today, Chimera is internalizing its management function.  The independent directors on Chimera’s Board agreed to the internalization with Annaly in order to accelerate growth and realize cost efficiencies.  Chimera will continue to be led by its key professionals including President and Chief Executive Officer Matthew Lambiase, Chief Financial Officer Rob Colligan and Chief Investment Officer Mohit Marria.  In addition, Chimera’s head of structured products, Choudhary Yarlagadda, was appointed Chief Operating Officer and Phillip J. Kardis II, a partner at the law firm K&L Gates LLP, was appointed General Counsel.  All other personnel that focus their efforts on Chimera’s business became employees of Chimera.

“This transaction is an exciting new chapter in the growth of Chimera,” said Matt Lambiase, Chimera’s President and Chief Executive Officer. “Chimera is strongly positioned to take advantage of the market opportunities in the residential mortgage credit space and the internalization represents an opportune time to transition to a standalone infrastructure company as the portfolio continues to grow.  The internalization will ensure continuity of the leadership team while enhancing the Company’s ability to drive shareholder value through a lower cost base, simplified structure and more focused strategy.”

In connection with the internalization, Chimera entered into a transition services agreement with its external manager, Fixed Income Discount Advisory Company (“FIDAC”), a wholly owned subsidiary of Annaly.  Under the transition services agreement, FIDAC will continue to provide the Company with certain transition services related to business support through the end of the year.  No termination fee was paid by Chimera in connection with internalization.

As part of the agreement, Chimera will purchase Annaly’s 4.4% stake in Chimera for a purchase price of $126.4 million ($14.05 per share) as part of a new $250 million share repurchase program authorized by the Chimera Board.  Purchases made pursuant to the program will be made in either the open market or in privately negotiated transactions from time to time as permitted by securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The authorization does not obligate the Company to acquire any particular amount of common shares and the program may be suspended or discontinued at the Company’s discretion without prior notice

2nd Quarter 2015 Financial Results and Highlights

“We continued to make strong progress executing against our strategy in the second quarter.  Chimera reduced its Agency portfolio by over $2.5 billion since the beginning of the year, significantly reducing our interest rate exposure and enhancing our risk profile.  The Company continues to produce solid returns while operating at lower leverage and we are well placed to manage any increase in volatility in the quarters ahead.” said Mr. Lambiase.

●	Net Income of $116 million, up from $67 million earned in the 1st quarter of 2015 and $105 million earned in the 2nd quarter of 2014

●	Core earnings of $0.53 per share down from $0.59 earned in the 1st quarter of 2015 and up from $0.41 earned in the 2nd quarter of 2014(1)

●	Net interest income of $150 million, down from $183 million in the 1st quarter of 2015 and up from $114 million in the 2nd quarter of 2014

●	GAAP book value of $16.73 per share, down from $17.14 per share for the 1st quarter of 2015 and down from $16.75 per share in the 2nd quarter 2014

●	GAAP book value of $16.73 per share, down from $17.14 per share for the 1st quarter of 2015 and down from $16.75 per share in the 2nd quarter 2014

●	Managed assets down to $15.4 billion from $16.0 billion at March 31, 2015 based on amortized cost

(1) Core earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding unrealized gains on the aggregate portfolio, impairment losses, realized gains on sales of investments, gain on deconsolidation, extinguishment of debt and certain other non-recurring gains or losses.  Core earnings includes interest income and expense as well as realized gains or losses on derivatives used to hedge interest rate risk.  Core earnings is provided for purposes of comparability to other peer issuers, but has important limitations.  Therefore, core earnings should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP.

The Company previously declared a common stock dividend of $0.48 per share for the quarter ended June 30, 2015. The annualized dividend yield on the Company’s common stock for the quarter ended June 30, 2015 was 14%.

Leverage was 3.4:1 and recourse leverage was 2.1:1 at June 30, 2015.

Other Information

Chimera Investment Corporation invests in residential mortgage loans, residential mortgage-backed securities, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate income from the spread between yields on its investments and its cost of borrowing and hedging activities. The Company is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

Please visit www.chimerareit.com and click on Investor Relations for additional information about the Company.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(dollars in thousands, except share and per share data)

	For the Quarter Ended		For the Six Months Ended	
Net Interest Income:	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Interest income (1)	$ 215,804	$ 134,318	$ 458,949	$ 254,985
Interest expense (2)	66,044	20,680	126,500	43,105
Net interest income	149,760	113,638	332,449	211,880
Other-than-temporary impairments:				
Total other-than-temporary impairment losses	(2,208)	(3,813)	(3,260)	(4,213)
Portion of loss recognized in other comprehensive income	(24,893)	(1,534)	(31,656)	(2,668)
Net other-than-temporary credit impairment losses	(27,101)	(5,347)	(34,916)	(6,881)
Other investment gains (losses):				
Net unrealized gains (losses) on derivatives	88,028	(22,497)	92,083	(24,695)
Realized gains (losses) on terminations of interest rate swaps	(31,124)	-	(99,703)	-
Net realized gains (losses) on derivatives	(16,777)	(19,792)	(58,863)	(25,540)
Net gains (losses) on derivatives	40,127	(42,289)	(66,483)	(50,235)
Net unrealized gains (losses) on financial instruments at fair value	(37,260)	5,791	(47,685)	20,801
Net realized gains (losses) on sales of investments	9,685	(4,339)	39,250	4,038
Gain on deconsolidation	-	47,846	-	47,846
Gains (losses) on Extinguishment of Debt	5,079	-	5,079	(2,184)
Total other gains (losses)	17,631	7,009	(69,839)	20,266
Other expenses:				
Management fees	10,196	6,271	20,522	12,492
Expense recoveries from Manager	(4,652)	(2,164)	(5,765)	(2,845)
Net management fees	5,544	4,107	14,757	9,647
General and administrative expenses	18,559	6,424	29,708	10,479
Total other expenses	24,103	10,531	44,465	20,126
Income before income taxes	116,187	104,769	183,229	205,139
Income taxes	-	-	1	2
Net income	$ 116,187	$ 104,769	$ 183,228	$ 205,137
Net income per share available to common shareholders:				
Basic	$ 0.57	$ 0.51	$ 0.89	$ 1.00
Diluted	$ 0.57	$ 0.51	$ 0.89	$ 1.00
Weighted average number of common shares outstanding:				
Basic	205,492,089	205,441,790	205,509,782	205,447,127
Diluted	205,579,639	205,506,890	205,573,297	205,512,291
Comprehensive income (loss):				
Net income	$ 116,187	$ 104,769	$ 183,228	$ 205,137
Other comprehensive income:				
Unrealized gains (losses) on available-for-sale securities, net	(117,742)	100,647	(137,654)	138,150
Reclassification adjustment for net losses included in net income for other-than-temporary credit impairment losses	27,101	5,347	34,916	6,881
Reclassification adjustment for net realized losses (gains) included in net income	(10,059)	37	(39,135)	(8,340)
Reclassification adjustment for gain on deconsolidation included in net income	-	(47,846)	-	(47,846)
Other comprehensive income (loss)	(100,700)	58,185	(141,873)	88,845
Comprehensive income	$ 15,487	$ 162,954	$ 41,355	$ 293,982

(1) Includes interest income of consolidated VIEs of $146,900 and $85,262 for the quarters ended June 30, 2015 and 2014, respectively. Includes interest income of consolidated VIEs of $297,518 and $170,473 for the six months ended June 30, 2015 and 2014, respectively. See Note 8 for further discussion.

(2) Includes interest expense of consolidated VIEs of $50,426 and $17,176 for the quarters ended June 30, 2015 and 2014, respectively. Includes interest expense of consolidated VIEs of $97,179 and $37,875 for the six months ended June 30, 2015 and 2014, respectively. See Note 8 for further discussion.

See accompanying notes to consolidated financial statements.

The following tables provide a summary of the Company's RMBS portfolio at June 30, 2015 and December 31, 2014.

At June 30, 2015 and December 31, 2014, the repurchase agreements collateralized by RMBS had the following remaining maturities.

The following table summarizes certain characteristics of our portfolio at June 30, 2015 and December 31, 2014.

The tables below present the adjustments to GAAP book value that we believe are necessary to adequately reflect our calculation of estimated economic book value as of June 30, 2015 and December 31, 2014.

June 30, 2015
(dollars in thousands, except per share data)

GAAP Book Value	$ 3,440,065
GAAP Book Value per Share	$ 16.73
Economic Adjustments:	
Assets of Consolidated VIEs	(7,547,572)
Non-Recourse Liabilities of Consolidated VIEs	4,890,489
Interests in VIEs eliminated in consolidation	2,411,745
Total Adjustments - Net	(245,338)
Total Adjustments - Net (per share)	1.19
Economic Book Value	$ 3,194,727
Economic Book Value per Share	$ 15.54

December 31, 2014
(dollars in thousands, except per share data)

GAAP Book Value	$ 3,607,690
GAAP Book Value per Share	$ 17.55
Economic Adjustments:	
Assets of Consolidated VIEs	(7,798,794)
Non-Recourse Liabilities of Consolidated VIEs	5,095,278
Interests in VIEs eliminated in consolidation	2,367,953
Total Adjustments - Net	(335,563)
Total Adjustments - Net (per share)	1.65
Economic Book Value	$ 3,272,127
Economic Book Value per Share	$ 15.90

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

For the Quarter Ended					
	June 30, 2015			June 30, 2014		
	(dollars in thousands)					
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:						
Interest-earning assets (1):						
Agency RMBS	$ 6,360,739	$ 44,821	2.8%	$ 3,351,225	$ 29,217	3.5%
Non-Agency RMBS	1,322,212	25,651	7.8%	829,490	19,835	9.6%
Non-Agency RMBS transferred to consolidated VIEs	1,593,971	68,885	17.3%	1,934,640	76,898	15.9%
Jumbo Prime securitized residential mortgage loans held for investment	559,150	6,250	4.5%	740,122	8,364	4.5%
Seasoned sub-prime securitized residential mortgage loans held for investment	4,518,897	71,765	6.4%	-	-	0.0%
Total	$ 14,354,969	$ 217,372	6.1%	$ 6,855,477	$ 134,314	7.8%
Liabilities and stockholders' equity:						
Interest-bearing liabilities:						
Agency repurchase agreements (2)	$ 5,395,795	$ 16,580	1.2%	$ 2,883,892	$ 14,788	2.1%
Non-Agency repurchase agreements	1,508,721	8,069	2.1%	170,844	777	1.8%
Securitized debt, collateralized by Non-Agency RMBS	648,437	9,218	5.7%	807,913	10,865	5.4%
Securitized debt, collateralized by jumbo prime residential mortgage loans	447,975	5,157	4.6%	620,923	6,311	4.1%
Securitized debt, collateralized by seasoned sub-prime residential mortgage loans	3,799,069	36,050	3.8%	-	-	-
Total	$ 11,799,997	$ 75,074	2.5%	$ 4,483,572	$ 32,741	2.9%
Net economic interest income/net interest rate spread		$ 142,298	3.6%		$ 101,573	4.9%
Net interest-earning assets/net interest margin	$ 2,554,972		4.0%	$ 2,371,905		5.9%
Ratio of interest-earning assets to interest bearing liabilities	1.22			1.53		

(1) Interest-earning assets at amortized cost
(2) Interest includes cash paid on swaps

	For the Six Months Ended					
	June 30, 2015			June 30, 2014		
	(dollars in thousands)					
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:						
Interest-earning assets (1):						
Agency RMBS	$ 6,971,459	$ 112,607	3.2%	$ 2,647,226	$ 45,257	3.4%
Non-Agency RMBS	1,155,600	50,075	8.7%	795,323	39,247	9.9%
Non-Agency RMBS transferred to consolidated VIEs	1,613,824	137,068	17.0%	1,981,636	154,309	15.6%
Jumbo Prime securitized residential mortgage loans held for investment	583,898	14,253	4.9%	757,597	16,164	4.3%
Seasoned sub-prime securitized residential mortgage loans held for investment	4,530,459	146,196	6.5%	-	-	-
Total	$ 14,855,240	$ 460,199	6.2%	$ 6,181,782	$ 254,977	8.3%
Liabilities and stockholders' equity:						
Interest-bearing liabilities:						
Agency repurchase agreements (2)	$ 6,292,257	$ 39,240	1.2%	$ 2,273,023	$ 22,164	2.0%
Non-Agency repurchase agreements	1,313,781	14,278	2.2%	86,371	777	1.8%
Securitized debt, collateralized by Non-Agency RMBS	667,263	17,165	5.1%	849,852	26,019	6.1%
Securitized debt, collateralized by jumbo prime residential mortgage loans	472,649	10,498	4.4%	637,275	11,856	3.7%
Securitized debt, collateralized by seasoned sub-prime residential mortgage loans	3,822,168	69,516	3.6%	-	-	0.0%
Total	$ 12,568,118	$ 150,697	2.4%	$ 3,846,521	$ 60,816	3.2%
Net economic interest income/net interest rate spread		$ 309,502	3.8%		$ 194,161	5.1%
Net interest-earning assets/net interest margin	$ 2,287,122		4.2%	$ 2,335,260		6.3%
Ratio of interest-earning assets to interest bearing liabilities	1.18			1.61		

(1) Interest-earning assets at amortized cost

(2) Interest includes cash paid on swaps